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                                                                    EXHIBIT 99.1


                          VENTURE HOLDINGS COMPANY LLC
                   JULY 24, 2002 BONDHOLDER CONFERENCE SCRIPT

[NOTE: AFTER OPENING REMARKS, THE CONFERENCE CALL WAS CONDUCTED IN A QUESTION AND ANSWER FORMAT, WITH JAMES E. BUTLER, EXECUTIVE VICE PRESIDENT OF VENTURE, FIRST POSING THE QUESTION AND THEN PROVIDING THE COMPANY'S RESPONSE.]

JAMES E. BUTLER:

         Thank you. And welcome to the call. We want to take this opportunity to discuss with you a number of issues that have been presented to the Company. We apologize for the method in which we are going to operate, but we are subject to some restrictions. I want you to know that we understand that you are anxious to receive more information about the Company and its current situation. We apologize for not being able to provide you more detail sooner. As I am sure you understand, we are not able to discuss with you on an individual basis some of the events that are taking place, due to the legal restrictions that are imposed upon us. We have tried to provide certain information through our public filing and our consent solicitation statement; and today we would like to supplement that by addressing specific questions that have been forwarded to us from various sources. In addition, we have been sharing information on a confidential basis with Chanin Capital Partners as advisors to an unofficial committee of certain investors.

         I must begin by saying that, in accordance with SEC rules, you should know that a number of matters that we may discuss here may constitute forward-looking statements, including Venture's future plans and efforts to institute the Company's global restructuring plan. Actual results may differ from those discussed today and involve a number of uncertainties that will be detailed in an 8-K that will be filed following this conference call, but generally the forward-information statement caution that we apply to all of our public filings is still in effect for this conference.

QUESTION:

         What is the rough outline of the Global Plan as it exists today?

ANSWER:

         The global plan is designed to effectively combine the Peguform entities and Mr. Winget's outside entities under a single owner structure that can be controlled out of Europe, to address some of the European original equipment manufacturers ("OEM's") concerns, and to maintain Venture as a global producer for the OEMs. The Global Plan, contemplates participation by each of the Company's constituents and will be more specifically addressed in other questions that follow. The financing plan is designed to ensure that there is adequate and proper funding for North America and Europe to provide stability for the entire Company. There are two key components of the Global Plan: First, the recovery of the Peguform entity and the global refinancing of Venture and its subsidiaries. Second, the Global Plan includes reaching a consensus on management of the ongoing operations of the Peguform entity. This is necessary for the ongoing support of the European suppliers, whose support is required for OEM financing.

QUESTION:



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         What is Mr. Winget's contribution to the Plan and when will the contribution be made?

ANSWER:

         Mr. Winget will make a significant contribution to the Peguform and North American entities if the German preliminary proceeding is dismissed and a formal insolvency proceeding is not commenced. The businesses being contributed include virtually all of the machinery and real estate currently being leased by the North American operation, patents owned by entities outside of the Company, termination of management and commission fees, and the contribution of several other entities or their activities, specifically Deluxe Pattern, Venture South Africa and Venture Australia. The projected $75 million of EBITDA attributed to these businesses is and will be incremental to the Company; with approximately $25 million being part of the European operation as required by the European OEMs for their operational needs. The remaining $50 million incremental contribution will be to cash flow in North America with the assets or activities being contributed to the entities that are issuers or guarantors of the notes. The contributed entities are subject to approximately $30 million of debt; a portion of which will be attributable to Europe.

QUESTION:

         Why won't Mr. Winget contribute those assets now in exchange for our consent?

ANSWER:

         Mr. Winget has already pledged to the senior lenders substantially all of the assets to be contributed, other than Venture Australia and South Africa, in order to make the bond coupon payment on the notes on July 3rd. He has also deferred and subordinated to the senior lenders other payments, principally the rents and management fees in support of the cash flow of the Company to date. The assets he has pledged and payments deferred generate approximately $50 million of the $75 million annual contribution contemplated under the Global Plan. As the European and North American OEMs desire the contribution of Mr. Wedge's assets, the contribution should occur only with their support, particularly in Europe. In the absence of bondholder consent, the risk that Peguform will be put into formal insolvency proceedings due to the lack of stability in North America is, in our opinion, a significant risk; and the bondholders should understand this in reaching their conclusions relative to the solicitation. If Peguform is placed in a formal insolvency proceeding, it is unlikely that the Global Plan will be effectuated and Mr. Winget's contribution to the Global Plan is being made as part of an ultimate solution to all parties.

QUESTION:

         What is a breakdown of the EBITDA in debt between Peguform and the rest of Venture assuming no management fees can be paid from Peguform to the rest of Venture?

ANSWER:

         We believe that the structure contemplated by the Global Plan will make the servicing of all the debt, including the debt in North America, feasible even after any restrictions that may be placed on the Company from any other

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distributions coming from Peguform, although those are being worked out with our constituent group.

QUESTION:

         What does a balance sheet of Peguform look like March 31, 2002?

ANSWER:

         There is no secured debt in Europe as of March 31, 2002 and there were trade payables of approximately $233 million. Additional information on this is included in the nonguarantor footnote to our financial statements for the first quarter form 10Q. Approximately 95% of those numbers comprised the Peguform platform. The Peguform platform, as previously stated in the solicitation, contributes approximately 72% of the net sales for the last fiscal year.

QUESTION:

         Why does the German temporary administrator ("TA") think Peguform needs a facility of 400 million Euros to properly capitalize the Company?

ANSWER:

         We must first clarify that the 400 million Euros is the maximum commitment number we believe the TA may require to avoid formal insolvency proceeding, based upon preliminary discussions with him. The consent limits the actual amount of indebtedness to the amount that the TA finally determines is required to properly capitalize the Company. In no event can the amount exceed 400 million dollars without the bondholders' consent. Further, we believe the initial draw to pay the payables will be substantially less than the 400 million dollar Euro commitment. The TA calculation includes full payment of all outstanding payables prior to May 27, as well as payment in full of all obligations incurred during the TA's administration and the ongoing payment of suppliers on a COD basis in order to arrive at the total commitment number. The larger commitment addresses capital expenditures and includes a contingency factor. However, because the Global Plan includes the reinstatement of credit insurance, we expect the Company to return to normal terms and conditions of revolving trade with the creditors of Peguform; and we believe Peguform's total needs to be much less than the amount the bondholders are asked to consent to in this particular case. It is necessary to have this so that we can prove stability and the adequacy of financing on an ongoing basis for the TA to release the Company from the preliminary proceeding.

QUESTION:

         What is the status of arranging that financing and from whom?

ANSWER:

         Due to the short time frame in which the commitments must be in place, the financing is initially being pursued through the constituents affected by the Global Plan, and most likely it will be the European OEMs. We are not asking anything of the bondholders at this time, nor do we expect anything at the present time. The various constituents are reviewing the components of the Global Plan. The impact of the bondholders' actions on the stability of the Company will obviously impact the other constituents willingness to participate. The European OEMs have indicated that

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they will not finance Peguform outside the protections that would normally be afforded them by the courts and the TA unless substantially similar protections are included in a plan which includes stability, and that they are assured that they will be refinanced out of the transaction and that their production is assured.

QUESTION:

         Is the September 1st date a hard deadline or can that be extended by the TA?

ANSWER:

         It is our understanding that although the TA has the discretion to extend the deadline, that he is disinclined to do so because after that date he assumes personal liability for the operations of Peguform under his administration and he loses the benefits of some wage and benefit protections generated after that September 1st date.

QUESTION:

         Is the TA factoring the entire health of the Company into his decision?

ANSWER:

         We believe the TA's legal responsibility runs first to the creditors of the Peguform entity and then to the other constituents. Equity has rights, but only if ongoing financial stability and reasonable certainty is available, in the TA's judgment.

QUESTION:

         Why weren't you asking for consent in stages; for example, Venture could get an extension of the cure period and then come back with another amendment when there are more specifics to the Global Plan?

ANSWER:

         We believe anything less than the consent being requested at this time does not evidence the stability required to have the other participants provide the accommodations necessary to extract the Peguform assets and its value from insolvency. Specifically, the OEMs and the TA are concerned that there is evidence of sufficient steps towards a long-term solution before they act to keep Peguform out of formal insolvency, thus the financing required by the TA must be clearly permitted in advance of his recommendation as to whether a formal insolvency proceeding should be commenced around September 1st. Further, the German OEMs are not uncomfortable with putting Peguform into formal insolvency where they enjoy protection to assure production and to receive the protection of their financing provided to the TA.



QUESTION:

Have you tried selling Peguform so that there could be another option for the TA as of the September 1st date?



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ANSWER:

         Prior to May 27th, we had not pursued any sale of Peguform. As of now, the TA does not have the right to sell Peguform, nor do we. More importantly, at this stage, or in the context of the formal insolvency procedure, we would not realize the value of the assets because it would be a distress price under the circumstances. Thus, this has not been pursued. After the assets are returned to the Company and the business in Europe is stabilized, a whole host of options will be open to the Company.

QUESTION:

         How much debt has the TA incurred in Peguform?

ANSWER:

         This is where we run into problems in our lack of communication with all the bondholders. With the institution of the temporary proceeding, we have not had clear access to information relative to Germany and we have been told that this debt is subject to a confidentiality agreement between the TA and the European OEMs. Consequently, we cannot give you an answer to that question.

QUESTION:

         How is the situation affecting operations at Venture and Peguform? Are you able to bid on any new business at this time?

ANSWER:

         The North American operations are continuing to run in the manner that they were conducted prior to the preliminary proceeding. We are quoting new business and we are supplying our customers on a daily basis. Due to the TA's control, we are not able to monitor the daily operations in Peguform. However, based on conversations with the European OEMs in connection with the Global Plan, we have had confirmation that they want to maintain the Peguform platform intact and continue to deal with Venture as a global supplier. We do not believe the Peguform business in Europe has been unduly disrupted by the preliminary proceeding and we believe that they are still quoting new business and receiving that business.

QUESTION:

         What exactly did the banks gives up in the Sixth Amendment?

ANSWER:

         The banks agreed to substantially similar items as are requested of the bondholders in our consent solicitation. The banks agreed to extend the cure period relative to the events of default based on the preliminary proceedings until one day prior to whatever date the bondholders extend to. In addition, they provided a waiver until September 1st of certain defaults under the credit agreement caused by the preliminary proceedings, including the TA's debt, the refinancing of the debt, and related restrictions on dividends. The bank has agreed to move in step with the bondholders.

QUESTION:



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         Have the OEMs, foreign and domestic, contributed anything to Venture in order to help Venture recently?

         The North America OEMs have made concessions to the Company, including accelerated payment terms on trade payables and early payment on tooling programs. The OEMs have also not placed the Company on new business hold. The European OEMs have funded the TA debt, and may have given additional accommodations to the TA. Most importantly, the OEMs have indicated a willingness to work with us on the Global Plan.

         Lastly, we need to put out a call to all of the bondholders to accept our request in the consent solicitation statement. We have analyzed that request very thoroughly and believe that it is what is really required in the minimal sense of the word to avoid a failure in the risks associated with losing Peguform and the value of that asset. We do not believe that the requests that we have made have denied the bondholders any rights to future participation activities as we go forward with the Global Plan, and we believe that the consent that we are asking for is one of the first steps necessary to show people moving forward, along with the other constituents, to effectuate the Global Plan. Its success allows us to pursue this recovery of the assets in full value of equity as we come out of this proceeding. We believe this is really something that is necessary to take the next steps forward in our total plan.

         Again, I thank you for your patience on this call. I apologize for the necessity for having to do this in a scripted and controlled manner. We would love to be able to take questions from you and discuss those on an individual basis, but you are all aware of our restrictions and your restrictions to stay unrestricted in your pursuit of your activities. Given the short time frame I am not sure that we can address all of your other questions that may come about but we will, if those questions are forwarded to us, try our best to at least disseminate answers or be able to give our advisors answers to respond to your requests. In effect, if you do have those particular questions, we encourage you to contact Deutsche Bank at the numbers and addresses that are on the consent solicitation statement. We encourage you to talk to those people. We have given them as much information as we possibly can. We are not trying to hide anything. We are not trying to hold anything back. Mr. Winget's commitment to this situation is real. He is signed up to this through the bank, made a formal commitment to effectuate the Global Plan, provided that all the constituents of the Plan contribute and move forward in an organized fashion. Again, thank you for participating in this call. We look forward to seeing the results of the consent solicitation. Thank you very much.


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